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                                                                   EXHIBIT 10.30

                        GENERAL SHAREHOLDERS AGREEMENT

                            Dated September 30, 1994
                            ------------------------

          The parties to this agreement are Schein Holdings, Inc., a New York corporation (the "Company"), Miles Inc., an Indiana corporation (the "New Shareholder"), each of the family shareholders listed as such on schedule A (collectively, the "Family Shareholders"), each of the other shareholders listed as such on schedule A (collectively, with the Family Shareholders, the "Continuing Shareholders") and Martin Sperber, as trustee (the "Trustee") under the voting trust agreement dated this date and referred to in the Continuing Shareholders Agreement referred to below (the "Voting Trust Agreement"). The New Shareholder and the Continuing Shareholders constitute all the Company's shareholders (except for holders of an aggregate of 2,549 shares of the Company's common stock) and are collectively referred to as the "Shareholders."

          Each Shareholder owns the number and class of shares set forth beside that Shareholder's name on schedule A. The shares of each class of the Company's common stock are collectively referred to as the "Shares."

          The Company and the Continuing Shareholders also are parties to another shareholders agreement dated this date (the
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"Continuing Shareholders Agreement"), a copy which has been furnished to the New Shareholder.

          The parties agree as follows:


          1.  Directors.
              ---------

          1.1 Election.  From time to time, the New Shareholder shall be
              --------
entitled to nominate a number of members of the Company's board of directors (rounded to the next lower integer, unless the Fraction (as defined below) is greater than one-half, in which case rounded to the next higher integer) equal to the product of (a) the total number of members of the board of directors at the time of the nomination and (b) a fraction (the "Fraction") determined by dividing (i) the number of Shares owned by the New Shareholder at the time of the nomination by (ii) the total number of shares of the Company's common stock then outstanding. If the number of directors the New Shareholder is entitled to nominate at any time is less than two, the New Shareholder at that time shall be entitled to nominate one director and to designate a second individual to receive notices of, and to attend, all board of directors meetings as an observer (but who shall not otherwise be entitled to participate in those meetings). The individuals so nominated and designated (and any individual nominated under section 1.2(b)) shall be required to be reasonably acceptable to the Company. During the period (the "Voting Trust Period") the Voting Trust Agreement is in effect, the Trustee and his successors (the "Successor Trustees") shall

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be entitled to nominate the remaining members of the Company's board of directors. During the period (the "Standstill Period") from the date of this agreement to the earlier of the fifth anniversary of the Initial Public Offering Date (as defined below) and May 15, 2001, the Trustee shall, and shall cause the Successor Trustees to, and, during the Standstill Period, the Continuing Shareholders (to the extent Shares owned by them are not subject to the Voting Trust Agreement, by reason of the termination of the Voting Trust Agreement or otherwise) shall, vote all Shares owned by them, if any, and take all other action incidental to that vote requested of them by the New Shareholder to cause the individuals nominated by the New Shareholder to be elected. During the Voting Trust Period, the New Shareholder and the Continuing Shareholders (to the extent Shares owned by Continuing Shareholders are not subject to the Voting Trust Agreement for any reason) shall vote all Shares owned by them and take all other action incidental to that vote requested of it by the Trustee or the Successor Trustees to cause the individuals nominated by the Trustee or a Successor Trustee, as the case may be, to be elected. As used in this agreement, the term "Initial Public Offering Date" means the first date immediately following the last closing of an underwritten sale of shares of the Company's common stock to the public registered under the Securities Act of 1933 (the "1933 Act") on which the aggregate market value of outstanding common stock (computed by use of the closing price of the stock (determined as set forth in section 4.1)) held by more than 300 persons who are neither Shareholders,

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nor Permitted Transferees, nor employees of the Company or its subsidiaries nor affiliates of the Company exceeds $100,000,000, which shares are listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or quoted on the NASDAQ National Market System.

          1.2  Removal; Vacancies.
               -------------------

               (a) (i) If, during the Standstill Period, the New Shareholder gives written notice to the Trustee or the Successor Trustees, as the case may be, and if, during the Standstill Period, the Voting Trust Agreement shall have terminated and thereafter the New Shareholder gives written notice to the Continuing Shareholders Designee (as defined below) of its wish to remove a director previously nominated by the New Shareholder and elected in accordance with section 1.1, during the Standstill Period the Trustee shall, and shall cause the Successor Trustees to, and, during the Standstill Period, the Continuing Shareholders (to the extent Shares owned by them are not subject to the Voting Trust Agreement, by reason of the termination of the Voting Trust Agreement or otherwise) shall, vote all Shares owned by them, if any, in favor of removing that director, and take all other action incidental to that vote requested of them by the New Shareholder to cause that director to be removed. As used in this agreement, the term "Continuing Shareholders Designee" means Marvin H. Schein, provided that (A) if the New Shareholder is notified by a Family Shareholder of Marvin H. Schein's death, legal incapacity or resignation

                                       4
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("Unavailability"), that term shall mean Pamela Schein or, upon Pamela Schein's
Unavailability prior to Marvin H. Schein's Unavailability, a successor designated by Marvin H. Schein in a writing delivered to the Company and the New Shareholder prior to his Unavailability ("Marvin's Successor"), and (B) if Pamela Schein succeeds Marvin H. Schein as the "Continuing Shareholders Designee" then, if the New Shareholder is notified by a Family Shareholder of Pamela Schein's Unavailability, that term shall mean the successor designated by Pamela Schein in a writing delivered to the Company and the New Shareholder prior to her Unavailability or, if Pamela Schein shall not have so designated a successor, then such term shall mean Marvin's Successor, or, if no such person is so designated, it shall mean the Company.

               (ii) If, during the Voting Trust Period, the Trustee or a Successor Trustee, as the case may be, gives written notice to the New Shareholder and the Continuing Shareholders (who own Shares not subject to the Voting Trust Agreement for any reason) of his wish to remove a director previously nominated by the Trustee or Successor Trustee and elected in accordance with section 1.1, during the Voting Trust Period the New Shareholder and those Continuing Shareholders shall vote all Shares owned by them in favor of removing that director, and take all other action incidental to that vote requested of them by the Trustee or Successor Trustee, as the case may be, to cause that director to be removed.

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               (b) (i)  If for any reason any director previously nominated by the New Shareholder ceases to hold office, the New Shareholder shall promptly nominate an individual to fill the vacancy so created for the unexpired term, and, during the Standstill Period, after written notice from the New Shareholder to the Trustee, the Trustee shall, and shall cause the Successor Trustees to, and, during the Standstill Period, the Continuing Shareholders (to the extent Shares owned by them are not subject to the Voting Trust Agreement, by reason of the termination of the Voting Trust Agreement or otherwise) shall, vote all Shares owned by them, if any, and take all other action incidental to that vote requested of them by the New Shareholder to cause the individual so nominated to be elected to fill the vacancy.

                   (ii) If for any reason any director previously nominated by the Trustee or a Successor Trustee ceases to hold office, the Trustee or a Successor Trustee, as the case may be, shall promptly nominate an individual to fill the vacancy so created for the unexpired term, and, during the Voting Trust Period, after written notice to the New Shareholder and the Continuing Shareholders (who own Shares not subject to the Voting Trust Agreement for any reason) from the Trustee or a Successor Trustee, the New Shareholder and those Continuing Shareholders shall vote all Shares owned by them and take all other action incidental to that vote requested of them by the Trustee or

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Successor Trustee, as the case may be, to cause the individual so nominated to be elected to fill the vacancy.

          1.3  Classified Board.  At any time the Company's board of directors
               ----------------
is divided into two or more classes, the members nominated by the New Shareholder shall, to the extent practicable, be included in the respective classes in the same manner as are the members nominated by the Trustee and the Successor Trustees. The classification of the board of directors shall not cause any reduction in the number of directors the New Shareholder otherwise is entitled to nominate pursuant to this agreement, and nothing in this agreement shall be construed to permit any amendment to the Company's certificate of incorporation or by-laws (or comparable governing documents) ("Governing Documents") in contravention of section 2.5.

          1.4  No Action or Meeting without Notice. No action or meeting of
               -----------------------------------
directors or shareholders of the Company shall have any force or effect, unless the action or meeting is taken or held (a) in the case of meetings of shareholders or directors, or any other action of shareholders or directors, upon at least 15 business days' prior written notice to the New Shareholder and the New Shareholder's nominee(s) and any observer, and (b) in the case of any actions or meetings of directors or shareholders, where, in the good faith judgment of the chairman of the board of directors of the Company, the circumstances require an action or a meeting to be held upon fewer than 15 business days' prior written notice, upon at least 24 hours (in the case of actions or

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meetings of directors) and five business days (in the case of actions or meetings of the shareholders) prior written notice to the New Shareholder and the New Shareholder's nominee(s) and any observer, unless the New Shareholder or the New Shareholder's nominee(s), as the case may be, shall otherwise have expressly agreed to a shorter period of prior written notice or waived such notice in writing. As long as this section 1.4 remains in effect, (y) the provisions of this section 1.4 shall be included in the by-laws of the Company and (z) no provisions of the Company's Governing Documents relating to notice requirements for meetings of or actions by the Company's shareholders or board of directors may be amended without the written consent of the New Shareholder.


          1.5  Termination.  The provisions of sections 1.1 through 1.4 shall
               -----------
terminate and be of no force or effect from and after the first date (the "Governance Termination Date") upon which the Fraction is less than one-tenth.

          2.   Certain Major Decisions. In the case of clauses 2.1, 2.5 and 2.6
               -----------------------
below, during the Standstill Period, and, in each other case, prior to the earlier of the Initial Public Offering Date and the Governance Termination Date, the Company shall not, and shall not permit any of its subsidiaries to, and no officer, employee or other agent of the Company or any of its subsidiaries shall have the authority, in the name or on behalf of the Company or any of its subsidiaries, to, take any of the following actions, directly or indirectly, without the prior

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written consent of the New Shareholder (which consent shall be deemed given, if a majority of the New Shareholder's nominees referred to in section 1.1 consent in writing (it being understood that consent given in this manner shall not be deemed the exclusive method of giving consent)):

          2.1 own, manage or operate any business not principally engaged in a segment of the pharmaceutical or health-care industry, or any business ancillary to the pharmaceutical or health-care industry;

          2.2 effect an initial public offering of shares of common stock of the Company that includes a primary offering by the Company of more than 25% of the then outstanding common stock of the Company on a fully diluted basis;

          2.3 incur any indebtedness to a third party for borrowed money, which, by its terms, has a maturity of more than one year ("Funded Debt"), or issue to a third party any shares of preferred stock that, by the terms of the preferred stock, is required to be redeemed prior to the issuer's liquidation ("Redeemable Preferred Stock"), if, immediately after the incurrence of that Funded Debt or the issuance of that Redeemable Preferred Stock, the ratio of the sum of all Funded Debt plus the redemption price of all Redeemable Preferred Stock of the Company and its consolidated subsidiaries to the Company's consolidated stockholders' equity (excluding any such Redeemable Preferred Stock), determined in accordance with generally accepted

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accounting principles consistently applied ("GAAP"), exceeds (a) 1 to 1 during the period from the date of this agreement to May 15, 1995, and (b) 1.5 to 1 thereafter;

          2.4 provide compensation to the senior executive management of the Company or any of its subsidiaries in excess of levels customary in the pharmaceutical industry at the time such compensation decisions are made;

          2.5 amend or restate the Company's Governing Documents in any respect, (a) as a result of which the ability to (i) elect a majority of the members of the board of directors, (ii) adopt an agreement of merger or consolidation, (iii) approve a sale of all or substantially all the assets or
(iv) adopt an amendment to any Governing Document would require the vote of more than a majority of the outstanding Shares, (b) that would adversely affect the New Shareholder differently from other holders of the Shares or (c) that, by its terms, would prohibit any foreign national from holding Company shares or serving as a director;

          2.6 engage in any transaction with an affiliate on terms more favorable to the affiliate than would have been obtainable in arm's-length dealings, except for (a) transactions between or among the Company and its subsidiaries, (b) transactions contemplated by this agreement, the Continuing Shareholders Agreement or the Voting Trust Agreement, (c) transactions expressly disclosed in any schedule to the stock purchase agreement (the "Stock Purchase Agreement") among the

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Company, the New Shareholder and the Sellers referred to in that agreement and
(d) transactions of the kind permitted under section 5.02(g) of the Company's agreement with Citibank, N.A. dated November 25, 1992, as in effect on the date of this agreement; and

          2.7 declare dividends or make distributions in respect of the Company's capital stock, or redeem, purchase or otherwise acquire any capital stock of the Company, except for (a) purchases contemplated by this agreement,
(b) purchases from Continuing Shareholders pursuant to section 2.1 of the Continuing Shareholders Agreement, as in effect on the date of this agreement,
(c) purchases contemplated or required under the Schein Pharmaceutical, Inc. 1993 Stock Option Plan, in the form in which such Plan exists on the date of this agreement (it being understood that, if such Plan in the form in which it exists on the date of this agreement is adopted by the Company or a successor to the Company, such Plan shall, as so adopted, be deemed to be such Plan in the form in which it exists on the date of this agreement), (d) purchases contemplated or required under exchange agreements between the Company and certain of its shareholders relating to an aggregate of 22,250 shares of non-voting common stock of Steris Laboratories, Inc. and 9,764 shares of non-voting common stock of Danbury Pharmacal, Inc. substantially in the form as attached to schedule 4.6(a) to the Stock Purchase Agreement.

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          2A. Unresolved Disagreements.  In addition to any other rights of the
              ------------------------
New Shareholder under this agreement, from and after May 15, 1997, if the board of directors of the Company takes any action with respect to which the New Shareholder's representatives on the board of directors are not in agreement, and if the New Shareholder shall have made demand for the registration of all its Shares pursuant to section 10.1, and such registration shall not have been effected pursuant to section 10, the New Shareholder shall have the right to require the chief executive officer and the board of directors of the Company to meet as promptly as practicable (but in any event within 10 business days) with the New Shareholder to discuss in good faith a procedure either to resolve the disagreement or to permit and facilitate the rapid divestiture of the New Shareholder's Shares (it being understood that neither that procedure nor any outcome of that procedure shall be binding upon the Company or the New Shareholder, until and unless mutually acceptable definitive agreements are executed and delivered by the parties).

          3.  Visitation; Notice.  Prior to the Governance Termination Date,
              -------------------
the New Shareholder and its representatives may, from time to time, visit and inspect the properties of the Company and its subsidiaries, examine their books of account and discuss their affairs, finances and accounts with the Company's senior management and independent accountants, all at such reasonable times as the New Shareholder may wish and in a manner that does not interfere with or disrupt the business in any

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material respect and subject to appropriate confidentiality agreements.

           4.   Rights to Purchase Additional Shares.
                ------------------------------------

           4.1  Preemptive Rights.  If at any time during the Standstill Period
                -----------------
The Company proposes to issue (whether for cash, property or services) any Equity Securities (as defined below) to any person or entity (including a Shareholder) (other than pro rata issuances of Equity Securities to all holders of the Company's common stock), the New Shareholder shall have the right (which it may exercise in whole or in part) to purchase, upon the same terms (but subject to the penultimate sentence of this section 4.1), a proportionate quantity of those Equity Securities (or Equity Securities as similar as practicable to those Equity Securities) in the proportion that the aggregate number of Shares then beneficially owned by Bayer AG and all direct and indirect majority-owned subsidiaries of Bayer Ag (including the New Shareholder and all direct and indirect majority-owned subsidiaries of the New Shareholder) (all such subsidiaries of Bayer Ag being collectively called the "Bayer Controlled subsidiaries") bears to the total number of Shares then outstanding. (For purposes of this agreement, Bayer Ag and the Bayer Controlled Subsidiaries shall not be deemed to own beneficially any Shares subject to the Voting Trust Agreement or held by any of the other Shareholders, and none of the Continuing Shareholders shall be deemed to own beneficially any Shares held by any of the other Shareholders and, in each case, otherwise subject to the provisions of this agreement with respect to voting or disposition.) The Company shall give notice to the New Shareholder setting forth the identity of the purchaser and the time, which shall not be fewer than 60 days and not more than 90 days, within which, and the terms upon which, the New Shareholder may purchase the Equity Securities, which terms shall be the same as the terms upon which the purchaser may purchase the Equity Securities. Notwithstanding anything to the contrary in this section 4.1, however, in the case of any issuance of options, rights or securities convertible into, or exchangeable or exercisable for, Shares, the Company shall not be deemed to have issued Equity Securities until the issuance of the Shares underlying such options, rights or securities, and the New Shareholder's right to purchase Shares under this section 4.1 shall not become effective, unless the number of Shares the New Shareholder is entitled to purchase at the time under this section 4.1 is greater than 1% of the then outstanding Shares (but any entitlement to purchase Shares that is so suspended shall be carried forward and cumulated, until the cumulative number of Shares so carried forward equals at least 1% of the then outstanding Shares, at which time the right that had been suspended shall cease to be suspended for 60 days, at which time the right shall terminate). Where the right to purchase Equity Securities under this section
4.1 arises from an issuance of Equity Securities (i) to or for the benefit of employees or directors of the Company or any of its subsidiaries, (ii) in connection with an acquisition or (iii) pursuant to a warrant or

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option issued in connection with any debt or Redeemable Preferred Stock financing of the Company ((i), (ii) and (iii), collectively, the "Non-Assignable Preemptive Rights"), the New Shareholder's purchase price per share for the Equity Securities shall be the current per share market price of those Equity Securities at the time the Equity Securities are issued or, in accordance with the immediately preceding sentence, deemed to be issued. As used in this agreement, (a) the term "Equity Securities" means shares of capital stock of the Company having the right to vote or generally to participate, in a manner similar to common stock, in the profits and losses of the Company, or any options, rights or securities convertible into, or exchangeable or exercisable for, such shares of capital stock; and (b) the "current per share market price" of any Equity Security on any date shall be deemed to be the average of the daily closing prices per share of such security for the 20 consecutive trading days immediately prior to such date; provided, however, that in the event that
                                     --------- -------
the current per share market price of any Equity Security is determined during a period following the announcement by the Company of (i) a dividend or distribution on such Equity Securities payable in such Equity Security or securities convertible into such Equity Security or (ii) any subdivision, combination or reclassification of such Equity Securities, and prior to the expiration of 20 trading days after the ex-dividend date for such dividend or distribution, or after the record date for such subdivision, combination or reclassification, then, and in each such case, the current per

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share market price shall be appropriately adjusted to take into account ex-
dividend trading or to reflect the current per share market price of the Equity Security equivalent. The closing price (the "closing price") for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the applicable Equity Securities are listed or admitted to trading or, if such Equity Securities are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date such Equity Securities are not quoted by such an organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Equity Securities selected by the board of directors of the Company. If such Equity Securities are not publicly held or not so listed or traded or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by a majority of the disinterested directors of the Company. A "trading day" shall mean any day on which the principal national securities exchange on which the applicable Equity Securities are listed or admitted to trading is open for the transaction of business or, if the

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applicable Equity Securities are not listed or admitted to trading on any national securities exchange, a business day.

          4.2  Interim Investment Protection Right
               -----------------------------------

               (a) If at any time or from time to time after the Initial Public Offering Date and during the Standstill Period any person or entity (other than any Continuing Shareholder, the Company, any subsidiary of the Company, any employee benefit or stock ownership plan of the Company or any of its subsidiaries or any entity holding Shares for or pursuant to the terms of any such plan or any person who has reported that it is the beneficial owner of Shares in a statement on Schedule 13G and who continues to meet the requirements of Rule 13d-l(b)(l) or (2) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act")) that, together with all affiliates of that person or entity, becomes the beneficial owner of 10% or more of the Shares then outstanding (an "Acquiring Person"), then, notwithstanding anything to the contrary in section 5.1 but subject to sections 4.6 and 4.7, the New Shareholder shall immediately have the right (the "Interim Investment Protection Right") to purchase a number of Shares (the "Interim Investment Spread") that, when added to the number of Shares that Bayer AG and Bayer's Controlled Subsidiaries then beneficially own, exceeds the number of Shares beneficially owned by the Acquiring Person and its affiliates by a number of Shares equal to 21% of the Shares then outstanding.

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               (b)  If at any time during the first 30 days after the New
Shareholder has the right to exercise the Interim Investment Protection Right the Public Float (as defined in section 4.2(e)) is less than 133% of the Interim Investment Spread, the New Shareholder shall have the right, exercisable by written notice given to the Continuing Shareholders Designee and the Company within that 30-day period, to purchase from the Family Shareholders, if and to the extent they or any of them so elect in accordance with this section 4, and otherwise from the Company, and such electing Family Shareholders and/or the Company, as the case may be, shall be required to sell, an aggregate number of Shares up to the number of Shares by which the Public Float is less than 133% of the Interim Investment Spread at a price per Share equal to the average current per share market price of the Shares over the 20 trading days immediately preceding the first day on which the Interim Investment Protection Right becomes exercisable. Notwithstanding the foregoing, however, if, upon any exercise of the Interim Investment Protection Right, Bayer AG and Bayer's Controlled Subsidiaries would beneficially own in the aggregate a majority of the then outstanding Shares, the purchase price payable per Share for such Shares upon such exercise shall be the acquisition value per Share (as determined in accordance with section 4.3(b)) rather than the average current per share market price (as described in the preceding sentence); however, in determining the acquisition value per Share, the IB Firm (as defined in section 4.3(b)) shall take into consideration the temporal limitations on

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the New Shareholder's rights to vote Shares being acquired by virtue of section
4.6 and the other considerations set forth in section 4.3(b).

               (c) The closing of any purchase and sale under this section 4.2 shall be held at the Company's offices on at least two business days notice after the fifth business day after (i) the New Shareholder shall have given the written notice referred to in section 4.2(b), in the event that the price to be paid by the New Shareholder is the average current per share market price, or
(ii) the New Shareholder shall have received the Value Notice referred to in section 4.3(b), mutatis mutandis, in the event that the price to be paid by the
                ------- --------
New Shareholder is the acquisition value per Share. At the closing, the New Shareholder shall pay the purchase price for the Shares it is purchasing, by certified or official bank check or wire transfer of funds, and the Family Shareholders and/or the Company, as the case may be, shall deliver the Shares, duly endorsed, if being sold by a Family Shareholder, and free and clear of any encumbrances and with all required stock transfer tax stamps attached. Notwithstanding anything to the contrary in this section 4.2, the New Shareholder's right to purchase Shares under this section 4.2 shall not become effective, unless the number of Shares the New Shareholder is so entitled to purchase at the time is greater than 1% of the then outstanding Shares (but any entitlement to purchase Shares that is so suspended shall be carried forward and cumulated, until the cumulative number of Shares so carried

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forward exceeds 1% of the then outstanding Shares, at which time the right that had been suspended shall cease to be suspended).

               (d) If the Family Shareholders elect to sell a number of Shares pursuant to section 4.2 or 4.3 that, in the aggregate, is equal to or less than the number the New Shareholder shall have elected to purchase pursuant to section 4.2 or 4.3 respectively, each such Family Shareholder shall sell the number of Shares that such Family Shareholder shall have elected to sell and the Company shall sell to the New Shareholder the balance, if any, of the number of Shares the New Shareholder shall have elected to purchase. If the Family Shareholders elect to sell pursuant to section 4.2 or 4.3 a number of Shares that, in the aggregate, is more than the New Shareholders shall have elected to purchase pursuant to section 4.2 or 4.3, respectively, each such Family Shareholder shall sell the number of Shares set forth in a written notice given to the New Shareholder and the Continuing Shareholders Designee by all the Family Shareholders who are selling Shares at least one business day before the closing of the purchase and sale or, in the absence of a notice so given, its proportionate number of Shares (in the proportion that the number of Shares each Family Shareholder shall have elected to sell bears to the total number of Shares all the Family Shareholders shall have elected to sell).

               (e) As used in this agreement, the term "Public Float" means the total number of Shares then issued and outstanding (as shown by the most recent report or statement filed by the Company

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with the SEC), less all Restricted Securities (as defined below); provided, however that the "Public Float" shall be deemed to equal zero, if (i) the Initial Public Offering Date has not yet occurred at the time or (ii) the Shares are not listed or admitted to trading on the New York Stock Exchange or the American Stock Exchange or quoted on the NASDAQ National Market System. "Restricted Securities" means any Equity Securities that, at the date of determination, (A) are held by employees or affiliates of the Company and are subject to contractual restrictions on resale imposed by the Company or any of its subsidiaries, (B) cannot be sold by the holder except under a registration statement under the 1933 Act and have not been so registered or (C) remain subject to the Voting Trust Agreement.

          4.3  Final Investment Protection Right.
               ---------------------------------

               (a) Subject to section 4.6, if, on the last trading day during the Standstill Period, the Public Float is less than 133% of the number of Shares that, when added to the aggregate number of Shares Bayer AG and Bayer's Controlled Subsidiaries then beneficially own, equals a majority of the Shares then outstanding (the "Final Investment Spread"), the New Shareholder shall have the right (the "Final Investment Protection Right"), exercisable by written notice given to the Company and the Continuing Shareholders Designee within six months after the expiration of the Standstill Period, to give notice of its interest in purchasing (subject to section 4.3(c)) from the Family Shareholders, if and to the extent they or any of them so elect in accordance with this section 4, and otherwise from the Company, and such electing Family Shareholders or the Company, as the case may be, shall be required to sell (if the New Shareholder elects to purchase in accordance with section 4.3(c)), an aggregate number of Shares up to the number of Shares by which the Public Float is less than 133% of the Final Investment Spread at a price per Share equal to the acquisition value per Share on the last trading day of the Standstill Period.

               (b) The term "acquisition value per Share" means an amount determined by an internationally recognized, independent investment banking firm selected by the Company, the New Shareholder and the Continuing Shareholders Designee; however, if the Company and the Continuing Shareholders Designee, on the one hand, and the New Shareholder, on the other hand, are unable to agree on the selection of that firm within 30 calendar days after the date the notice is given pursuant to section 4.3(a) (the "Notice Date"), each of the Company and the Continuing Shareholders Designee, on the one hand, and the New Shareholder, on the other hand, shall promptly (but in no event later than five business days after the expiration of that 30 calendar day period) designate an internationally recognized, independent investment banking firm, which firms shall promptly (but in no event later than five business days after the expiration of the previous five business day period) select a third internationally recognized, independent investment banking firm to determine the acquisition value per Share (the internationally recognized, independent investment banking firm so selected is referred to as the "IB Firm"). The IB Firm shall determine the acquisition value per Share by using generally accepted valuation techniques at the time of the determination, (i) taking into consideration the value of shares of common stock of comparable companies, (ii) recognizing, if applicable under the laws of the state of incorporation of the Company and the Governing Documents at that time, that upon the exercise of the Final Investment Protection Right control of the Company will pass to the New Shareholder by reason of its purchase of such Shares, and
(iii) excluding consideration of (x) contractual obligations under this agreement, the Continuing Shareholders Agreement or the Voting Trust Agreement that may limit the ability of the Family Shareholders to sell Shares owned by them or otherwise inhibit the full exercise of their rights as shareholders and
(y) the number of Shares then beneficially owned by Bayer AG and Bayer's Controlled Subsidiaries (except to the extent necessary to calculate the number of Shares constituting the Final Investment Spread) and the fact that the New Shareholder is the beneficiary of the Final Investment Protection Rights. The parties shall use reasonable efforts to have the IB Firm give written notice of the acquisition value per Share and of its bases for such calculation to the Company, the New Shareholder and the Continuing Shareholders Designee (the "Value Notice") within 30 days after the selection of the IB Firm. The determination of the acquisition value per Share by the IB firm shall be final, conclusive and binding on the parties. The fees and expenses of the IB Firm shall be paid 50% by the Company and 50% by the New Shareholder.
The closing of any purchase and sale under this section 4.3(b) shall be held at the Company's offices not later than 30 calendar days after the date the New Shareholder shall have received the Value Notice. At the closing, the New Shareholder shall pay the acquisition value per Share for each share pursuant to which it has given notice under section 4.3(a), and the Family Shareholders and/or the Company shall deliver the Shares, duly endorsed, if being sold by a Family Shareholder, and free and clear of any encumbrances and with all required stock transfer tax stamps attached.


          (c) Within 30 calendar days after receipt of the Value Notice, the New Shareholder will have the right to give notice to the Company and the Continuing Shareholders Designee of its election to exercise the Final Investment Protection Right. Within five days after the New Shareholder gives such notice, each of the Family Shareholders shall have the right to elect, by written notice given to the New Shareholder and the Company, to sell to the New Shareholder the number of Shares set forth in that Family Shareholder's notice, and each such Family Shareholder shall sell the number of Shares that Family Shareholder shall have so elected to sell and the Company shall sell to the New Shareholder the balance, if any, of the number of Shares that the New Shareholder shall have elected to purchase. Notwithstanding anything to the contrary in this section 4.3(c), this section 4.3(c) is subject to the provisions of section 4.2(d).

          (d) If the New Shareholder purchases any Shares from the Company pursuant to its exercise of the Final Investment Protection Right, the Company shall as promptly as practicable (subject to any restrictions under applicable law) make a pro rata distribution to all holders of Shares other than Bayer AG and Bayer's Controlled Subsidiaries of an aggregate amount equal to (i) the product of the acquisition value per Share multiplied by the number of Shares purchased from the Company pursuant to section 4.3(c), reduced by (ii) the product of the number of such Shares and the average current per share market price of the Shares over the 20 trading days immediately preceding the end of the Standstill Period.

          4.4  First Refusal.  If the Company fails to exercise its right to
               -------------
purchase Shares under section 2.1 of the Continuing Shareholders Agreement within 20 days after an Offer Notice (as defined in the Continuing Shareholders Agreement) is given, the Company's right to purchase those Shares shall be deemed to be assigned to the New Shareholder. However, notwithstanding anything to the contrary in the Continuing Shareholders Agreement, in the case of any purchase by the New Shareholder under section 2.1 of the Continuing Shareholders Agreement by virtue of this section 4.4 after the Initial Public Offering Date, the New Shareholder shall have the right to purchase only the number of Shares that, when added to the number of Shares

Bayer AG and Bayer's Controlled Subsidiaries then own, equals the New Percentage (as defined in section 5.1A) of the then outstanding Shares. In the event of a dispute concerning the purchase price of Shares acquired under section 2.1 of the Continuing Shareholders Agreement, the dispute shall be resolved between the New Shareholder and the Continuing Shareholders pursuant to the dispute resolution mechanisms set forth in section 2.2 of the Continuing Shareholders Agreement, in all respects as if the New Shareholder were the Company. In the case of any Shares as to which the Company shall have failed to exercise its right to purchase under section 2.1 of the Continuing Shareholders Agreement and the New Shareholder shall have failed to exercise its right to purchase the Shares under this section 4.4, it is understood and agreed that the Continuing Shareholder(s) may sell the Shares to the offeror in accordance with the terms and conditions of the Continuing Shareholders Agreement (subject to the limitation set forth in section 2.1 of the Continuing Shareholders Agreement to the effect that, if the sale is not consummated within 75 days following the expiration of the 40-day period described in section 2.1 of the Continuing Shareholders Agreement, the Shares specified in the Offer Notice shall again become subject to section 2.1 of the Continuing Shareholders Agreement). Notwithstanding anything to the contrary in the Continuing Shareholders Agreement, if as a result of the New Shareholder's acquisition of any Shares in accordance with this section 4.4, Bayer AG and Bayer's Controlled Subsidiaries would beneficially own a majority of the Shares then outstanding, the New Shareholder shall purchase those Shares at a price equal to the greater of (a) the price per Share determined in accordance with section 2.1 of the Continuing Shareholders Agreement and (b) the acquisition value per Share determined in accordance with section 4.3(b) of this agreement; however, in determining the acquisition value per Share, the IB Firm shall take into consideration the temporal limitations on the New Shareholder's rights to vote Shares being acquired by virtue of section 4.6 and the other considerations set forth in section 4.3(b).

          4.5  Certain Equity Financings.  Notwithstanding anything to the
               -------------------------
contrary in this agreement, prior to the Initial Public Offering Date, the Company shall not issue any Equity Securities ((a) except for Equity Securities issued to or for the benefit of employees or directors of the Company or its subsidiaries, (b) except in acquisitions, (c) except for Equity Securities issued in connection with financings that are not primarily comprised of Equity Securities and (d) except in connection with any underwritten sale of shares of the Company's common stock to the public registered under the 1933 Act).

          4.6  Voting.  If, immediately after the New Shareholder acquires any
               ------
Shares under section 4.2, 4.3, 4.4 or 11.5, or otherwise, during the Standstill Period, Bayer AG and Bayer's Controlled Subsidiaries beneficially own in the aggregate (a) on or before the Initial Public Offering Date, more than 28.3% of the then outstanding Shares, or (b) after the Initial Public

Offering Date, more than the New Percentage (as defined in section 5.1A) of the then outstanding Shares, then, at all times thereafter during the Standstill Period, (y) that excess number of Shares shall be voted or not voted in meetings of shareholders and otherwise in accordance with the written instructions of the Trustee and the Successor Trustees (regardless of whether the Voting Trust Agreement is still in effect) (and, in the absence of such instructions, the Shares shall be deemed not to be present or voting), and (z) that excess number of Shares shall not be included in the number of Shares owned by the New Shareholder in determining the Fraction.

          4.7  Termination of Certain Rights.  If during the Standstill Period
               -----------------------------
the New Shareholder sells to any unaffiliated third party any Shares, then the New Shareholder's rights under sections 2, 4.1, 4.2, 4.3, 4.4 and 8 shall terminate and be of no further force or effect (it being understood, however, that, notwithstanding any termination of rights under this section 4.7, nothing in this section 4.7 shall be deemed to affect in any way any such rights as a consequence of any assignment by the New Shareholder or its permitted assignees of such rights in accordance with section 12.2).

          5.   Standstill.  Except as otherwise contemplated by this agreement,
               ----------
or unless the New Shareholder is invited to do otherwise by the Company's board of directors, during the Standstill Period, the New Shareholder shall not, and shall not permit any of its affiliates (within the meaning of Rule 12b-2 under the Exchange Act) (including, without limitation, Bayer AG and Bayer's Controlled Subsidiaries), or anyone acting on behalf of, or in concert with, the New Shareholder or any of its affiliates, to, directly or indirectly:

          5.1 acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, by purchase, by gift, by joining a partnership, a limited partnership, a syndicate or any group (within the meaning of section 13(d)(3) of the Exchange Act) or otherwise, any (a) assets, businesses or properties of the Company or any of its subsidiaries, other than in the ordinary course of business, or (b) Equity Securities;

          5.2 participate in the formation or encourage the formation of, or join or in any way participate with, any partnership, limited partnership, syndicate, group or other person or entity that owns or seeks to acquire beneficial ownership of Equity Securities;

          5.3 solicit, or participate in any solicitation of, proxies or become a participant in any election contest (the terms used in this section 5.3 having the respective meanings given them in Regulation 14A under the Exchange
Act) with respect to the Company;

          5.4 initiate, propose or otherwise solicit shareholders for the approval of one or more shareholder proposals with respect to the Company or induce any other person to initiate any shareholder proposal;

          5.5 seek to place designees on the board of directors of the Company, seek the removal of any member of the board of directors of the Company or seek to have called any meeting of the shareholders of the Company;

          5.6 deposit any Equity Securities in a voting trust or subject any Equity Securities to a voting agreement or other agreement or arrangement with respect to voting;

          5.7 otherwise act, alone or in concert with others, to seek to control the management, board of directors, policies or affairs of the Company or solicit, propose, seek to effect or negotiate with any other person or entity (including, without limitation, the Company) with respect to any form of business combination or other extraordinary transaction with the Company or any of its subsidiaries or any restructuring, recapitalization, similar transaction or other transaction not in the ordinary course of business with respect to the Company or any of its subsidiaries, solicit, make or propose or negotiate with any other person or entity with respect to, or announce an intent to make, any tender offer or exchange offer for any Equity Securities, or publicly disclose an intent, purpose, plan or proposal with respect to the Company, any of its subsidiaries or any securities or assets of the Company or any of its subsidiaries, that would violate the provisions of this section 5, or assist, participate in, facilitate or solicit any effort or attempt by any person or entity to do or seek to do any of the foregoing; or


          5.8 request the Company (or its directors, officers, employees or agents) to amend or waive any provision of this section 5 (including, without limitation, this section 5.8) or otherwise seek any modification to or waiver of any of the agreements or obligations of the New Shareholder or its affiliates (including, without limitation, Bayer AG and Bayer's Controlled Subsidiaries) under this section 5.

          Notwithstanding any of the foregoing sections 5.1 through 5.8 and during the Standstill Period:

          5.1A The New Shareholder shall have the right (a) at any time to own beneficially any securities the Company distributes to it as part of a pro rata dividend to all holders of common stock, (b) at any time to acquire or solicit an offer to acquire any Equity Securities in accordance with section 4 and (c) at any time, to acquire a number of Shares that, when added to the number of Shares Bayer AG and Bayer's Controlled Subsidiaries then beneficially own, equals the New Percentage of the then outstanding Shares. As used in this agreement, the term "New Percentage" means 30% after the earlier of the Initial Public Offering Date and May 15, 1997 (such earlier date, the "Deemed Initial Public Offering Date") and before the second anniversary of the Deemed Initial Public Offering Date, 33-1/3% thereafter and before the third anniversary of the Deemed Initial Public Offering Date, 36-2/3% thereafter and before the fourth anniversary of the Deemed Initial Public Offering Date and 40% thereafter.

          5.2A The New Shareholder shall have the right (a) to discuss any business matters (including, without limitation, subjects that may be within the matters listed in sections 5.1 through 5.7) privately with the chief executive officer of the Company (and the Company agrees that its chief executive officer will make himself reasonably available for such discussions), (b) to discuss any business matters with the Company's senior executive officers, if, in the good faith judgment of the New Shareholder, the business matters relate primarily to the performance or administration of the heads of agreement dated this date among Bayer AG, the New Shareholder and Schein Pharmaceutical, Inc. and do not involve a sale of all or substantially all the business and assets of the Company or a substantial business unit or any shares of the Company (or a transaction having a similar effect), (c) to discuss any business matters with members of the Company's board of directors or (d) to discuss with the Continuing Shareholders matters unrelated to the Company, or related to the Company but not otherwise prohibited by this section 5; provided, however, that, notwithstanding anything to the contrary in this section 5.2A, no proposal shall be made by the New Shareholder that would require any member of the board of directors of the Company to consider amending, modifying or waiving, or taking or permitting any action inconsistent with, any provision of this section 5 or to consider taking or permitting any action that would have a similar effect. The New Shareholder also may discuss its investment in the Company with its own shareholders and with the investment community, provided that such discussions are not for the purpose of circumventing any of sections 5.1 through 5.8.

          5.3A Notwithstanding the provisions of sections 5.1 through 5.8, the representative or representatives of the New Shareholder on the board of directors of the Company shall have the right to take such action as they deem necessary, proper or advisable to fulfill their fiduciary duties (including any duty of loyalty) to the Company and its shareholders.

          5.4A As a holder of Shares, the New Shareholder may exercise rights issued to it in the future under any shareholder rights or similar plan (i.e.,
                                                                         ---
a so-called "poison pill" plan) and may acquire the securities issuable upon exercise of those rights.

          5.5A The provisions of sections 5.1 and 5.2 shall be suspended in the event that any third party (other than Bayer AG and Bayer's Controlled Subsidiaries and their affiliates) publicly commences an unsolicited tender offer or exchange offer for a number of Shares of the Company's common stock that, when added to the number of Shares that third party then beneficially owns, is a majority of the Company's then outstanding Shares (and provided that (a) the New Shareholder reasonably believes that the third party has the financial capacity and legal authority to consummate the tender offer or exchange offer and the New Shareholder so represents in writing to the Company,
(b) Bayer AG and Bayer's Controlled Subsidiaries shall have had no prior direct or indirect communication with that third party concerning the tender offer or exchange offer, and the New Shareholder so represents in writing to the Company, and (c) the suspension referred to above shall terminate when, if and as long as that third party is enjoined from proceeding with the tender offer or exchange offer.

          6.   Restrictions on Transfer Generally.
               ----------------------------------

          6.1  Transfers to be Made Only as Permitted or Required by This
               ----------------------------------------------------------
Agreement. The Shareholders may not, directly or indirectly, sell, assign,
---------
transfer, pledge or otherwise encumber or dispose of (collectively, "transfer") any Shares, except as specifically permitted or required by this agreement or the Continuing Shareholders Agreement. Any other purported transfer shall be void and of no effect.

          6.2  Termination of Restrictions.  The provisions of section 6.1 shall
               ---------------------------
terminate on the earlier of the second anniversary of the Initial Public Offering Date and May 15, 1999.

          6.3  Legend.  As long as any provision of this agreement remains in
               ------
effect, each certificate representing Shares shall bear a legend substantially as follows:

          "The shares represented by this certificate are subject to a
          shareholders agreement dated                  , 1994 that
                                       ----------------
          restricts the transfer of the shares, a copy of which is on file at the office of the Company."

          7.   Come-Along.  If, at any time before the earlier of the Initial
               ----------
Public Offering Date and May 15, 2001, any or all of the Continuing Shareholders and their Permitted Transferees (as defined in section 1.2(d) of the Continuing Shareholders Agreement) and employees and former employees of the Company and its subsidiaries (the "Selling Group") sell or agree to sell to a non-affiliated third party that number of shares of Equity Securities that, when added to the shares then beneficially owned by Bayer AG and Bayer's Controlled Subsidiaries and of other selling shareholders selling in that transaction, would be sufficient under applicable state corporation law to enable the beneficial owner to effect a short-form parent-subsidiary merger of the Company with the purchaser following the sale, whether in a single transaction or a series of related transactions, the Continuing Shareholders shall cause the third party to purchase all the Shares beneficially owned by Bayer AG and Bayer's Controlled Subsidiaries, and the New Shareholder and its Permitted Transferees shall sell those Shares to the third party on the same terms as the members of the Selling Group sell or agree to sell Shares. The New Shareholder and its Permitted Transferees shall use reasonable efforts to cooperate with the Selling Group in connection with any such sale. Nothing in this section 7 shall be deemed to diminish the rights of the New Shareholder under sections 4.4 and 8, subject to section 4.7.

          8.   New Shareholder's Right of First Offer.  Subject to section 4.7,
               --------------------------------------
if at any time prior to the end of the Standstill Period (or, if earlier, the date of termination of the New Shareholder's rights under sections 4.1, 4.2 and 4.3) the right of first refusal under section 4.4 is no longer applicable by virtue of any termination of the Continuing Shareholders Agreement and one or more Continuing Shareholders (collectively, the "Continuing Shareholder Offeror") who are permitted under the Continuing Shareholders Agreement and the Voting Trust Agreement, and are otherwise able (subject only to this section 8), and in good faith wish, to sell or cause the sale of any of the Shares to a non-affiliated third party (other than sales under Rule 144 under the 1933 Act, sales in a Wide Distribution (as defined in the Continuing Shareholders Agreement) and transfers under sections 1.2(a)(iii)(G) or (H) of the Continuing Shareholders Agreement), the Continuing Shareholder Offeror shall promptly deliver a written notice (a "Continuing Shareholder Offer Notice") to the New Shareholder containing an offer to sell to the New Shareholder all (but not fewer than all) the Shares the Continuing Shareholder Offeror wishes to sell (the "Continuing Shareholder Offered Shares") on the same terms as the Continuing Shareholder Offeror wishes to sell the Continuing Shareholder Offered Shares. At any time within 45 days after the Continuing Shareholder Offer Notice is given, the New Shareholder may notify the Continuing Shareholder Offeror that the New Shareholder shall purchase all (but not fewer than all) the Continuing Shareholder Offered Shares, on the terms specified in the Continuing Shareholder Offer Notice (a "New Shareholder Acceptance Notice"). If the Continuing Shareholder Offeror receives the New Shareholder Acceptance Notice within that 45-day period, the Continuing Shareholder Offeror and the New Shareholder shall consummate the transaction within 90 days following the Continuing Shareholder Offeror's receipt of the New Shareholder Acceptance Notice. If the Continuing Shareholder Offeror does not receive a New Shareholder Acceptance Notice within that 45-day period, the Continuing Shareholder Offeror shall have the right to sell all (but not fewer than all) the Continuing Shareholder Offered Shares to any person or entity at a price equal to or greater than the price set forth in the Continuing Shareholder Offer Notice, and on such other terms as are not materially less favorable to the seller(s) than those set forth in the Continuing Shareholder Offer Notice. If a sale is not consummated within 90 days following the expiration of the 45-day period referred to above, the Continuing Shareholder Offered Shares shall again be subject to this section 8.

          9.   Company's and Continuing Shareholders' Rights of First Offer.
               ------------------------------------------------------------
If, at any time prior to the earlier of the second anniversary of the Initial Public Offering Date and May 15, 2001, the New Shareholder is able (subject only to this section 9), and in good faith wishes, to sell any of its shares to a non-affiliated third party, the New Shareholder shall promptly deliver a written notice (a "New Shareholder Offer Notice") to the Company and the Continuing Shareholders Designee containing an offer to sell to the Company or the Continuing Shareholders all (but not fewer than all) the Shares the New Shareholder wishes to sell (the "New Shareholder Offered Shares") on the same terms as the New Shareholder Offeror wishes to sell the New Shareholder Offered Shares. At any time within 45 days after the New Shareholder Offer Notice is given, the Company may notify the New Shareholder (a "Company Acceptance Notice") that the Company, or the Continuing Shareholders, or any of them, may, in a single notice, notify the New Shareholder (a "Continuing Shareholders Acceptance Notice") that such Continuing Shareholders shall purchase all (but not fewer than all) the New Shareholder Offered Shares on the terms specified in the New Shareholder Offer Notice. If the New Shareholder receives a Company Acceptance Notice within that 45-day period, the New Shareholder and the Company shall consummate the transaction within 90 days after the New Shareholder Offer Notice is given. If the New Shareholder does not receive a Company Acceptance Notice but does receive a Continuing Shareholders Acceptance Notice within that 45-day period, the New Shareholder and such Continuing Shareholders shall consummate the transaction within 90 days after the New Shareholder Offer Notice is given. If the New Shareholder does not receive a Company Acceptance Notice or a Continuing Shareholders Acceptance Notice within that 45-day period, the New Shareholder Offeror shall have the right to sell all (but not fewer than all) the New Shareholder Offered Shares to any person or entity at a price equal to or greater than the price set forth in the New Shareholder Offer Notice, and on such other terms as are not in any material respect less favorable to the seller(s) than those set forth in the New Shareholder Offer Notice. If a sale is not consummated within 90 days following the expiration of the 45-day period referred to above, the New Shareholder Offered Shares shall again be subject to this section 9.

          10.  Registration Rights.
               -------------------

          10.1 Demand Registration.  After the earlier of the first anniversary
               -------------------
of the Initial Public Offering Date and May 15, 1997, upon receipt of the written request of one or more Registration Rights Holders (as defined in section 12.2) (the "Initiating Holders") that the Company effect the registration under the 1933 Act of all or part of such Initiating Holders' Shares having a current per share market price of not less than $50,000,000 (a "Demand Request"), the Company shall promptly give written notice of such Registration Request to all other Registration Rights Holders, if any, and thereafter shall use all reasonable efforts to file a registration statement on a form to be selected by the Company and to effect the registration under the 1933 Act of the Shares designated in the Demand Request (a "Demand Registration") and all other Shares the Company has been requested to register by any other Registration Rights Holders entitled to request registration pursuant to section 10.2 (the "Other Holders") by written request given to the Company within

15 calendar days after the giving of such written notice by the Company. The Company shall be obligated to effect three Demand Registrations; however, notwithstanding anything to the contrary in this agreement, if, for any reason (other than the fault of any Registration Rights Holder), the registration fails to become effective and provide for the distribution of all the Shares specified in the Demand Request, or the effectiveness is not maintained for at least 60 days in accordance with section 10.4(e) or the Company fails to perform all its obligations under this section 10.1 with respect to that registration, that Demand Registration shall not reduce the number of Demand Registrations the Company was required to effect under this section 10.1 prior to that Demand Registration. The Company's obligations under this section 10.1 shall terminate on the earlier of the tenth anniversary of this agreement and the first date on which the Fraction is less than one-tenth, and the Company shall not be obligated to effect more than one Demand Registration in any period of 365 days.

          10.2  Piggyback Registration.  If at any time the Company determines
                ----------------------
or is requested or receives a demand (pursuant to an agreement binding on the Company) from any person or entity to register under the 1933 Act for sale to the public any of the Company's securities, on a form that also would permit the registration under the 1933 Act for sale to the public of any of the Shares held by any Registration Rights Holder, the Company shall, each such time, promptly give each Registration Rights

Holder written notice of its intent to effect a registration and, subject to sections 10.5 and 10.7, shall include in the registration all Shares held by any Registration Rights Holder with respect to which the Company has received a written request (a "Piggyback Request") specifying the number of Shares to be included within 15 days after the Company has given notice to the Registration Rights Holders pursuant to this section 10.2.

          10.3  Obligation of the New Shareholder.  Any Demand Request or
                ---------------------------------
Piggyback Request (a "Request") from a Registration Rights Holder shall express the New Shareholder's and its Permitted Transferees' present intent to offer for sale to the public the number of Shares to be included in the registration statement and contain an undertaking to provide all such information and materials and to take all such action as may be required to permit the Company to comply with all applicable requirements of the SEC and to obtain acceleration of the effective date of the registration statement.

          10.4  Obligations of the Company.  With respect to any registration
                --------------------------
statement referred to in sections 10.1 or 10.2, the Company shall:


                (a) use all reasonable efforts to have the registration statement declared effective as promptly as practicable, and shall promptly notify each Registration Rights Holder, and such other persons as the Registration Rights Holder designates, if any, and confirm such advice in writing, (i) when the registration statement becomes effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or any prospectus relating to the registration statement or for additional information;

               (b) make available for inspection by any underwriters participating in any planned disposition of Shares and any attorney, accountant or other agent retained by each Registration Rights Holder or the underwriters, all financial and other records reasonably necessary to permit them to demonstrate that they have conducted a reasonable investigation of matters described in the registration statement and cause the appropriate Company officers to supply all such information reasonably requested by each Registration Rights Holder, the underwriters or their agents;

               (c) use all reasonable efforts to qualify, not later than the effective date of the registration statement, the Shares under such "blue sky" or other state securities laws as the New Shareholder may reasonably request (it being understood, however, that the obligation under this section 10.4(c) shall not be construed to obligate the Company to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the law of any such jurisdiction where it is not otherwise so subject);

               (d) furnish to each Registration Rights Holder such number of copies of the registration statement, each amendment to the registration statement, the prospectus included in each such registration statement and each amendment to each registration statement, each amendment or supplement to any prospectus and such other documents as each Registration Rights Holder may reasonably request to facilitate the disposition of the Shares;

               (e) for a period of at least 60 days from the effective date of the registration statement, use reasonable efforts to keep the registration statement in effect and current and from time to time to amend or supplement the registration statement or the prospectus to the extent necessary to permit the completion within that period, in compliance with the 1933 Act, of the sale or distribution of the Shares. If at any time the SEC institutes or threatens to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, the Company shall promptly notify each Registration Rights Holder and use all reasonable efforts to prevent the issuance of any such stop order or to obtain its withdrawal as soon as possible. The Company shall promptly advise each Registration Rights Holder of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any of the Shares for sale in any jurisdiction; and

                (f) insofar as the methods of distribution proposed to be used are not reflected in the last prospectus filed by the Company as part of the registration statement or pursuant to Rule 424 under the 1933 Act, each Registration Rights Holder shall promptly provide the Company with a description of the method or methods of distribution of the Shares from time to time contemplated by each Registration Rights Holder and the Company shall file any and all amendments and supplements necessary to include that description in the registration statement.

          10.5  Conditions to the Obligations of the Company. The Company may
                --------------------------------------------
postpone, for up to 90 days, the filing of any registration statement otherwise required to be prepared and filed by it under this agreement, if, at the time it receives a Request, the Company would be required to prepare any financial statements other than those it customarily prepares or the Company determines in its reasonable judgment that the registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material corporate transaction or development involving the Company that is pending or imminent at the time and promptly gives each Registration Rights Holder written notice of that determination (it being understood, however, that, in any such event, the Company shall use all reasonable efforts to minimize the length of the postponement). If the Company shall so postpone the filing of a registration statement, each

Registration Rights Holder shall have the right to withdraw the Request by giving written notice to the Company within 30 days after the receipt of the notice of postponement and, in the event of the withdrawal, the Request that was withdrawn shall not be deemed to have been made.

          10.6  Expenses of Registration.  All expenses (other than fees and
                ------------------------
disbursements of counsel for each Registration Rights Holder and the Continuing Shareholders and underwriting or brokerage commissions attributable to the Shares to be sold) incurred in connection with all registrations under this agreement and the "blue sky" qualifications referred to in section 10.4(c), including, without limitation, all registration and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company, shall be borne by the Company.


          10.7  Underwriting Requirements.  In connection with any offering
                -------------------------
pursuant to a Piggyback Request, the Company shall not be required to register any Shares held by any Registration Rights Holder, unless such Registration Rights Holder accepts the terms of the underwriting and then only in such quantity as will not, in the written opinion of the underwriters, exceed the maximum number of Shares that can be marketed without materially and adversely affecting the offering. If, as a consequence of the provisions of the preceding sentence, the number of Registration Rights Holders' Shares is reduced, such reduction shall be made pro rata among the Registration Rights Holders requesting such registration on the basis of the percentage of the Shares of such Registration Rights Holders requested so to be registered, and the percentage of the reduction shall not be more than the percentage of reduction applicable to any other selling shareholder in the offering.

          10.8 Other Registration Rights.  Except for the registration rights in
               -------------------------
this agreement and in the Continuing Shareholders Agreement, the Company is not a party or subject to any agreement entitling any person or entity to registration rights. The Company shall not enter into any other agreement entitling any person or entity to registration rights that would materially and adversely affect the rights of any Registration Rights Holder under this agreement (it being understood that any registration rights other than those in the Continuing Shareholders Agreement that would have the effect of reducing the number of Shares that would otherwise be included in a registration statement shall be deemed materially and adversely to affect the rights of the New Shareholder and its Permitted Transferees under this agreement).

          10.9 Indemnification.  In the event any Shares are included in a
               ---------------
registration statement under this section 10 that relates to an underwritten offering, to the extent permitted by law, the parties to the underwriting agreement shall indemnify and hold harmless the other parties, and each person, if any, who is a director, officer, agent, partner or shareholder of, or who controls, such other parties, against losses, claims, damages or liabilities customarily indemnified against in underwritten secondary offerings. Such indemnification shall include contribution in the manner and to the extent customarily provided.

          11.   Certain Other Provisions
                ------------------------

          11.1  Financial Statements.  Prior to the earlier of the Initial
                --------------------
Public Offering Date and the Governance Termination Date, the Company shall furnish the New Shareholder (a) not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited consolidated balance sheet of the Company and its subsidiaries as of the end of that fiscal quarter, together with the related unaudited consolidated statements of income, retained earnings and cash flows for that fiscal quarter and the year to date, prepared in accordance with GAAP and setting forth in comparative form the information for the corresponding periods of the previous fiscal year, (b) not later than 120 days after the end of each fiscal year, an audited consolidated balance sheet of the Company and its subsidiaries as of the end of that fiscal year, together with the related audited consolidated statements of income, retained earnings and cash flow for that fiscal year, prepared in accordance with GAAP and setting forth in comparative form the information for the preceding fiscal year, together with the related audit report of the Company's independent accountants and (c) reports provided to its prime lender that are not otherwise provided to members of its board of directors.

          11.2  Reincorporation.  The Company shall exercise reasonable efforts
                ---------------
to reincorporate the Company, prior to the Initial Public Offering Date, in any jurisdiction in which the ownership of a majority of the outstanding common stock of the Company would give the beneficial owner of the stock the ability to effect control of the Company (including, without limitation, those actions specified in section 2.5) (it being understood that the Company need not reincorporate in the event that action would, in the good faith judgment of the Company's board of directors, cause material adverse tax consequences to the Company or its shareholders).

          11.3  Public Float.  The Company shall use reasonable efforts to
                ------------
effect the Initial Public Offering Date as promptly as practicable so that the number of Shares comprising the Public Float is at all times during the Standstill Period that the New Shareholder is permitted to purchase additional Shares not less than 133% of the number of Shares the New Shareholder is then so permitted to purchase.

          11.4  Reservation of Shares.  Subject to section 4.6, (a) the Company
                ---------------------
shall at all times maintain sufficient authorized but unissued or treasury Shares so that all rights of the New Shareholder to purchase new Shares from the Company pursuant to this agreement may be exercised without additional authorization of Shares, after giving effect to the exercise of all other options, warrants, convertible securities and other rights to purchase Shares, and (b) the Company shall not, by amendment to its Governing Documents or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants or agreements to be performed under this agreement by the Company.

          11.5  Certain Acquisitions.
                --------------------

          (a) Each Family Shareholder agrees that he, she or it shall not, and shall not permit his, her or its Family Group (as defined in the Continuing Shareholders Agreement) members to, acquire any Shares, if, as a consequence of the acquisition, the Family Shareholder and the Family Shareholder's Family Group members own at that time more than 35.85%, in the case of Marvin H. Schein and his Family Group members, 27.55%, in the case of Pamela Schein and her Family Group members, and 12.97%, in the case of Pamela Joseph and her Family Group members, of the outstanding Shares at the time (each, a "Maximum Percentage").

          (b) If a Family Shareholder's (together with his, her or its Family Group's) holdings of Shares exceeds the applicable Maximum Percentage by reason of such Family Shareholder's (or his, her or its Family Group's) acquisition of Shares, the Family Shareholder shall promptly so notify the Company and the New Shareholder in writing (the "Section 11 Notice"). The Section 11 Notice shall specify (i) the extent by which the Maximum Percentage has been exceeded, and
(ii) the weighted average per Share acquisition price of the Shares most recently purchased in excess of the Maximum Percentage (the "Acquisition Price"). Subject to section 11(c), the Company shall, upon five days notice given by the Company (which the Company shall in good faith endeavor to give as soon as practicable upon first learning that the applicable Maximum Percentage has been exceeded) at any time during the period beginning on the date the relevant Family Shareholder's (together with his, her or its Family Group) holdings of Shares first exceeds the applicable Maximum Percentage and ending 90 days following the Company's receipt of the Section 11 Notice, purchase from that Family Shareholder the number of Shares in excess of the applicable Maximum Percentage at a price per Share equal to 50% of (x) the Acquisition Price, or if the applicable Family Shareholder has not given a Section 11 Notice, (y) the current per share market price (determined in accordance with section 4.1) on the date the Company first learns that the applicable Maximum Percentage has been exceeded. The closing of any such purchase by the Company shall be held at the Company's offices. At the closing, the Company shall pay the purchase price calculated in accordance with this section 11(b) by certified check or in immediately available funds, and the Family Shareholder shall deliver the Shares so to be purchased, duly endorsed, and free and clear of any encumbrances and with all required stock transfer tax stamps attached.

          (c) If the Company, in its reasonable judgment, does not have the financial resources to consummate the purchase of the Shares in accordance with this section 11, it shall promptly so notify the New Shareholder. The New Shareholder may, at its sole election, make available to the Company the funds to purchase such Shares, on terms and conditions reasonably acceptable to the Company and the New Shareholder and consistent with terms and conditions available from unaffiliated commercial lenders. If the New Shareholder does not elect to make such funds available to the Company, then the Company shall so promptly notify the relevant Family Shareholder, and the Company shall have no obligation to purchase the Shares.
If the New Shareholder so elects to make the funds available, but the Company is not able for any reason under applicable state corporate law to consummate the purchase, the Company shall so promptly notify the New Shareholder, and the New Shareholder may, at its sole election upon five days' notice given to the Company and the relevant Family Shareholder at any time within 30 days after the New Shareholder first learns that the Company is unable to consummate the purchase, purchase the Shares upon the terms and conditions of section 11(b), subject to the provisions of section 4.6.

          (d) The parties acknowledge that the remedy at law for breach of clause (a) of this section 11.5 would be inadequate and that, in addition to any other remedy the New Shareholder or the Company may have for a breach of clause
(a) of this section 11.5, the New Shareholder or the Company shall be entitled to an injunction restraining any such breach or threatened breach, without posting any bond or security.

          12.   Miscellaneous.
                -------------

          12.1  Definitions.  As used in this agreement:
                -----------

                (a) Notwithstanding anything to the contrary in this agreement, the term "Company" means Schein Holdings, Inc., a New York corporation. In the event that, directly or indirectly (a) the Company shall consolidate with, or merge with or into, any other person or entity and the Company shall not be the continuing or surviving corporation of such consolidation or merger; (b) any person or entity shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Shares shall be changed into or exchanged for stock or other securities of any other person or cash or any other property; or (c) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any person or persons, then, and in each such case, the term "Company" shall thereafter be deemed to refer to the person that is the continuing, surviving, resulting or acquiring person or the person that is the party receiving the greatest portion of the assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its subsidiaries) transferred pursuant to such transaction or transactions.

                (b) The term "beneficial ownership" has the meaning given it under Rule 13d-3 under the Exchange Act.

          12.2  Assignment.  Neither the New Shareholder nor any of its
                ----------
affiliates may assign any of its rights under this agreement, except (i) to a successor to all or substantially all the business and assets of the New Shareholder, or Bayer AG or to any of the direct and indirect majority-owned subsidiaries of Bayer AG (including all direct and indirect majority-owned subsidiaries of the New Shareholder), who agree to be bound by all the obligations of the New Shareholder under this agreement as if it were the New Shareholder, (ii) the New Shareholder may assign its rights under sections 4.1 (except for any Non-Assignable Preemptive Rights), 4.4 and 8 to a single purchaser who, immediately after the purchase and for 60 days thereafter, beneficially owns at least 10% of the Shares then owned by the New Shareholder and who agrees to be bound by the obligations in section 5 (and who shall not be entitled to the rights in section 5.1A(b) and (c)) and (iii) the New Shareholder may assign its rights under section 10 to any person referred to in clause (i) above and to up to three non-affiliated purchasers (the "Assignees") designated by the New Shareholder, who, immediately after the respective purchase and for 60 days thereafter, beneficially own in the aggregate at least 20% of the Shares then owned by the New Shareholder and who agree to be bound by the obligations in section 5.1 (and who shall not be entitled to the rights in section 5.1A) (any such person and, after an initial public offering by the Company of its shares of common stock, any Continuing Shareholder, a "Registration Rights Holder"); provided that, for purposes of calculating whether an Assignee owns a number of Shares equal to the New Percentage, the number of Shares of all the Assignees shall be aggregated.

          12.3  Governing Law.  This agreement shall be governed by and
                -------------
construed in accordance with the law of the state of New York applicable to agreements made and to be performed wholly in New York.

          12.4  Notices.  All notices and other communications under this
                -------
agreement shall be in writing and may be given by any of the following methods:
(a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given under this section 12.4):

                         if to the Company, to it at:

                         Schein Holdings, Inc.
                         c/o Schein Pharmaceutical, Inc.
                         100 Campus Drive
                         Florham Park, New Jersey 07932
                         Attention:  General Counsel
                         Fax:  201-593-5820
                         with a copy to:

                         Proskauer Rose Goetz & Mendelsohn
                         1585 Broadway
                         New York, New York 10036
                         Attention:  Richard L. Goldberg, Esq.
                         Fax:  212-969-2900


                         if to the New Shareholder or its Permitted
                         Transferees, to it at:

                         Miles Inc.
                         53rd Floor
                         One Mellon Bank Center
                         500 Grant Street
                         Pittsburgh, Pennsylvania 15219
                         Attention:  Leslie F. Nute, Esq.
                                     Senior Vice President and General Counsel
                         Fax:  412-394-5580

                         with copies to:

                         Bayer AG
                         D-5090
                         Leverkusen, Bayerwerk
                         Germany
                         Attention:  General Counsel
                         Fax:  011-49-214-3062135

                         Joseph A. D'Arco, Esq.
                         Vice President and Associate General Counsel
                         Miles Inc.
                         400 Morgan Lane
                         West Haven, Connecticut 06516
                         Fax:  203-937-2795

                         Charles A. Schliebs, Esq.
                         Jones, Day, Reavis & Pogue
                         One Mellon Bank Center, 31st Floor
                         500 Grant Street
                         Pittsburgh, Pennsylvania  15219
                         Fax:  412-394-7959

                         if to a Continuing Shareholder or a Continuing Shareholder Designee, to him, her or it at the address set forth beside his, her or its name on schedule A, with a copy to counsel at the address set forth beside his, her or its name.

All such notices and communications shall be deemed received upon (a) actual receipt by the addressee, (b) actual delivery to the appropriate address or (c) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received. A copy of each notice given hereunder shall also be given to the Continuing Shareholder Designee.

          12.5  Counterparts.  This agreement may be executed in counterparts,
                ------------
each of which shall be considered an original, but all of which together shall constitute the same instrument.

          12.6  Equitable Relief.  The parties acknowledge that the remedy at
                ----------------
law for breach of this agreement would be inadequate and that, in addition to any other remedy a party may have for a breach of this agreement, that party shall be entitled to an injunction restraining any such breach or threatened breach, or a decree of specific performance, without posting any bond or security. The remedy provided in this section 12.6 is in addition to, and not in lieu of, any other rights or remedies a party may have.

          12.7  Separability.  If any provision of this agreement is invalid or
                ------------
unenforceable, the balance of this agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

          12.8  Entire Agreement.  This agreement contains a complete statement
                ----------------
of all the arrangements among the parties with respect to its subject matter, supersedes all existing agreements among them with respect to that subject matter, may not be changed or terminated orally and any amendment or modification must be in writing and signed by the Company, the Continuing Shareholders then owning a majority of the Shares owned by all Continuing Shareholders, and the New Shareholder, provided that no such amendment or modification may adversely affect the rights or obligations of any Continuing Shareholder without that Continuing Shareholder's prior written consent.


                                        SCHEIN HOLDINGS, INC.

                                        By:  /s/
                                           --------------------------------
                                             Authorized Officer


                                        MILES INC.



                                        By:  /s/
                                           --------------------------------
                                             Authorized Officer

                                      /s/ Martin Sperber
                                      ------------------------------------------
                                      Martin Sperber, as Trustee under the
                                      Voting Trust Agreement


                                      THE CONTINUING SHAREHOLDERS:

                                      /s/ Marvin H. Schein
                                      ------------------------------------------
                                      Marvin H. Schein


                                      Trust established by Marvin H. Schein
                                      under trust agreement dated September 9,
                                      1994


                                      By:/s/ Marvin H. Schein
                                         ---------------------------------------
                                         Marvin H. Schein, Trustee


                                      By:/s/ Leslie Levine
                                         ---------------------------------------
                                         Leslie Levine, Trustee


                                      Trust established by Marvin H. Schein
                                      under trust agreement dated December, 31,
                                      1993


                                      By:/s/ Marvin H. Schein
                                         --------------------------------------
                                         Marvin H. Schein, Trustee


                                      By:/s/ Leslie Levine
                                         --------------------------------------
                                         Leslie Levine, Trustee


                                         /s/ Pamela Schein
                                         --------------------------------------
                                         Pamela Schein

                                      Trust established by Trustee under Article
                                      Fourth of the Will of Jacob M. Schein for
                                      the benefit of Pamela Schein and her issue
                                      under trust agreement dated September 29,
                                      1994


                                      By:/s/ Irving Shafran as attorney in fact
                                         ---------------------------------------
                                         Irving Shafran, Trustee


                                      /s/ Pamela Joseph
                                      ---------------------------------------
                                      Pamela Joseph


                                      Trust established by Pamela Joseph under trust agreement dated September 28, 1994

                                      By:/s/ Morey M. Myers
                                         ---------------------------------------
                                         Morey M. Myers, Trustee


                                      /s/ Martin Sperber
                                      ------------------------------------------
                                      Martin Sperber


                                      Trust established by Martin Sperber under trust agreement dated December 31, 1993


                                      By:/s/ Ellen Sperber
                                         ---------------------------------------
                                         Ellen Sperber, Trustee


                                      /s/ Stanley Bergman
                                      ------------------------------------------
                                      Stanley Bergman

                                      Trust established by Stanley Bergman under trust agreement dated December, 31, 1993


                                      By:/s/ Marion Bergman
                                         ---------------------------------------
                                         Marion Bergman, Trustee

                                  SCHEDULE A
                                  ----------

                                 SHAREHOLDERS
                                 ------------

                                                                            # OF SHARES
                                                         # OF SHARES     ISSUABLE UPON THE
FAMILY SHAREHOLDERS:                                       OWNED*       EXERCISE OF OPTIONS
-------------------                                        -----        -------------------
MARVIN H. SCHEIN                                         100 CLASS B             -0-
COBBLE COURT                                            COMMON SHARES
GLEN COVE, NEW YORK 11771

COUNSEL:
LESLIE J. LEVINE, ESQ.
PEIREZ, ACKERMAN & LEVINE
175 GREAT NECK ROAD
GREAT NECK, NEW YORK 11021

TRUST ESTABLISHED BY MARVIN H. SCHEIN UNDER TRUST      25,277.5 CLASS B
AGREEMENT DATED SEPTEMBER 9, 1994                       COMMON SHARES            -0-
C/O MARVIN H. SCHEIN
COBBLE COURT
GLEN COVE, NEW YORK 11771

COUNSEL:
LESLIE J. LEVINE, ESQ.
PEIREZ, ACKERMAN & LEVINE
175 GREAT NECK ROAD
GREAT NECK, NEW YORK 11021

TRUST ESTABLISHED BY MARVIN N. SCHEIN UNDER TRUST      64,642.5 CLASS B          -0-
AGREEMENT DATED DECEMBER 31, 1993                       COMMON SHARES
C/O MARVIN SCHEIN
COBBLE COURT
GLEN COVE, NEW YORK 11771

COUNSEL:
LESLIE J. LEVINE, ESQ.
PEIREZ, ACKERMAN & LEVINE
175 GREAT NECK ROAD
GREAT NECK, NEW YORK 11021

PAMELA SCHEIN                                          63,202 CLASS A            -0-
666 GREENWICH STREET                                    COMMON SHARES
APT. 514
NEW YORK, NEW YORK 10014

COUNSEL:
PETER J. HANLON, ESQ.
WILLKIE FARR & GALLAGHER
153 EAST 53RD STREET
NEW YORK, NEW YORK 10022

TRUST ESTABLISHED BY TRUSTEE UNDER ARTICLE FOURTH       4,840 CLASS A            -0-
OF THE WILL OF JACOB M. SCHEIN FOR THE BENEFIT OF       COMMON SHARES
PAMELA SCHEIN AND HER ISSUE UNDER TRUST AGREEMENT
DATED SEPTEMBER 29, 1994
C/O IRVING SHAFRAN
360 EAST 72ND STREET
NEW YORK, NEW YORK 10017

COUNSEL:
PETER J. HANLON, ESQ.
WILLKIE FARR & GALLAGHER
153 EAST 53RD STREET
NEW YORK, NEW YORK 10022

PAMELA JOSEPH                                          25,535 CLASS A            -0-
RR#3, BOX 140                                           COMMON SHARES
POUND RIDGE, NEW YORK 10576

COUNSEL:
MOREY MYERS, ESQ.
SCHNADER, HARRISON, SEGAL & LEWIS
108 N. WASHINGTON AVENUE
SCRANTON, PENNSYLVANIA 18503

TRUST ESTABLISHED BY PAMELA JOSEPH UNDER TRUST           993 CLASS A             -0-
AGREEMENT DATED SEPTEMBER 28, 1994                      COMMON SHARES
C/O MOREY MYERS, ESQ.
SCHNADER, HARRISON, SEGAL & LEWIS
108 N. WASHINGTON AVENUE
SCRANTON, PENNSYLVANIA 18503

OTHER SHAREHOLDERS:
------------------
MARTIN SPERBER                                          3,461 CLASS A            4,795 CLASS A
6 CASPER COURT                                          COMMON SHARES            COMMON SHARES
FLORHAM PARK, NEW JERSEY 07932

TRUST ESTABLISHED BY MARTIN SPERBER UNDER TRUST          2,437 CLASS A               -0-
AGREEMENT DATED DECEMBER 31, 1993                       COMMON SHARES
C/O ELLEN SPERBER
6 CASPER COURT
FLORHAM PARK, NEW JERSEY 07932

STANLEY BERGMAN                                          1,204 CLASS A               -0-
104A MIDDLEVILLE ROAD                                   COMMON SHARES
NORTHPORT, NEW YORK 11768

TRUST ESTABLISHED BY STANLEY BERGMAN UNDER TRUST         1,959 CLASS A               -0-
AGREEMENT DATED DECEMBER 31, 1993                       COMMON SHARES
C/O MARION BERGMAN
1O4A MIDDLEVILLE ROAD
NORTHPORT, NEW YORK 11768

CONTINUING SHAREHOLDERS DESIGNEE:
--------------------------------

MARVIN H. SCHEIN
COBBLE COURT
GLEN COVE, NEW YORK 11771

WITH COPIES TO:
LESLIE J. LEVINE, ESQ., PETER J. HANLON, ESQ. AND
MOREY MYERS, ESQ., AT THEIR RESPECTIVE ADDRESSES
SET FORTH ABOVE

     ________________________
     *    IMMEDIATELY AFTER THE CLOSING UNDER THE STOCK PURCHASE AGREEMENT.